EXHIBIT 99.2
Conduent Incorporated
Unaudited Pro Forma Condensed Consolidated Financial Statements
Introduction
As previously announced on May 21, 2026, Conduent Incorporated ("Conduent"), by and through its wholly owned subsidiary, Conduent Business Services, LLC (“CBS” and together with Conduent, the "Company"), entered into an Equity Interest Purchase Agreement (the “Purchase Agreement”) with Modaxo USA Holdings, Inc. (“US Buyer”) and Modaxo France Holdings SAS (“French Buyer” and together with US Buyer, “Buyer”), and Modaxo Group Inc. Under the Purchase Agreement, CBS agreed to sell all of the issued and outstanding equity interests of Conduent Transport Solutions, Inc. and certain non‑U.S. subsidiaries that comprise the Company’s public transit and fare collection business (the “Business”) on the terms and subject to the conditions set forth therein for $164 million (the “Transit Sale”).
On September 30, 2026, CBS, Buyer and Modaxo Group, Inc. entered into the First Amendment to Equity Interest Purchase Agreement (the “Amendment”) to amend the Purchase Agreement to, among other things, (1) remove US Buyer as a party to the Purchase Agreement such that French Buyer is the sole Buyer under the Purchase Agreement, (2) provide for certain assets located in India and owned by Conduent Business Services India LLP to be sold to a subsidiary of French Buyer at a subsequent closing, subject to receipt of required regulatory approval in India, and (3) waive certain closing conditions related to certain governmental filings. All other material terms of the Purchase Agreement, which was previously filed by Conduent as Exhibit 2.3 to the Quarterly Report on Form 10-Q dated August 10, 2026, remain the same. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment.
On October 1, 2026, the Transit Sale was completed and the Company received $140 million from the Buyer in the form of cash consideration. At closing the Buyer retained (i) a $10 million purchase price holdback for a maximum of one year to secure net tangible asset related adjustments, (ii) a $12 million special holdback, the release of which is dependent upon certain target completion dates for a former customer and (iii) other closing adjustments of $2 million. In the fourth quarter of 2026, the Company will pay transaction costs of $3 million and income taxes of $7 million. In addition, $15 million in cash was transferred to the Buyer at close. Conduent intends to use the net proceeds received from the Transit Sale of $125 million for the repayment of the revolving credit facility based on the terms of the credit agreement.
The unaudited pro forma condensed consolidated financial information of the Company was derived from the historical condensed consolidated financial statements. The unaudited pro forma condensed consolidated balance sheet gives effect to the Transit Sale as if it occurred on June 30, 2026. The unaudited pro forma condensed consolidated statement of income (loss) for the six months ended June 30, 2026, gives effect to the Transit Sale as if it occurred on January 1, 2026. The unaudited pro forma condensed consolidated statements of income (loss) for the years ended December 31, 2025, 2024, and 2023, give effect to the Transit Sale as if it occurred on January 1, 2023. The following unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s historical financial statements and accompanying notes for the six months ended June 30, 2026, and years ended December 31, 2025, 2024, and 2023, which were included in the Company’s Form 10-Q filed on August 10, 2026, and Form 10-K filed on February 19, 2026, respectively.
The unaudited pro forma condensed consolidated financial information is based on information currently available and assumptions that the Company believes are reasonable. Such information is provided for illustrative and informational purposes only and is not intended to reflect what the Company’s consolidated financial position and results of operations would have been had the Transit Sale occurred on the dates indicated above and is not necessarily indicative of the Company’s future consolidated financial position and results of operations.

EXHIBIT 99.2
Conduent Incorporated
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2026

(in millions)	Conduent Historical	Sale of Transit (Note b)	Transaction Adjustments	Notes	Unaudited Pro Forma
Assets
Cash and cash equivalents	$228	$(15)	$15	(a)	$228
Accounts receivable, net	337	—	—		337
Assets of discontinued operations held for sale	386	(235)	—		151
Contract assets	10	—	—		10
Other current assets	136	—	13	(a)(d)	149
Total current assets	1,097	(250)	28		875
Land, buildings and equipment, net	152	—	—		152
Operating lease right-of-use assets	110	—	—		110
Deferred contract costs, net	72	—	—		72
Goodwill	614	—	—		614
Other long-term assets	200	—	9	(a)(c)	209
Total Assets	$2,245	$(250)	$37		$2,032
Liabilities and Equity
Current portion of long-term debt	$21	$—	$—		$21
Accounts payable	95	—	—		95
Accrued compensation and benefits costs	127	—	—		127
Contract liabilities	46	—	—		46
Liabilities of discontinued operations held for sale	206	(135)	—		71
Other current liabilities	212	—	6	(c)(e)	218
Total current liabilities	707	(135)	6		578
Long-term debt	697	—	(125)	(e)	572
Deferred taxes	16	—	—		16
Operating lease liabilities	83	—	—		83
Other long-term liabilities	74	—	—		74
Total Liabilities	1,577	(135)	(119)		1,323

Series A convertible preferred stock	142	—	—		142

Common stock	2	—	—		2
Treasury stock at cost	(235)	—	—		(235)
Additional paid-in capital	3,969	—	—		3,969
Retained earnings (deficit)	(2,767)	—	18	(c)(d)(e)	(2,749)
Accumulated other comprehensive loss	(443)	—	23	(c)	(420)
Total Equity	526	—	41		567
Total Liabilities and Equity	$2,245	$(135)	$(78)		$2,032

EXHIBIT 99.2
Conduent Incorporated
Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss)
For the Six Months Ended June 30, 2026

(in millions, except per share data. Shares in thousands)	Conduent Historical	Sale of Transit (Note b)	Transaction Adjustments	Notes	Unaudited Pro Forma
Revenue	$1,118	$—	$—		$1,118

Operating Costs and Expenses
Cost of services (excluding depreciation and amortization)	897	—	(3)	(d)	894
Selling, general and administrative (excluding depreciation and amortization)	158	—	—		158
Research and development (excluding depreciation and amortization)	1	—	—		1
Depreciation and amortization	78	—	—		78
Restructuring and related costs	28	—	—		28
Interest expense	25	—	(4)	(e)	21
(Gain) loss on divestitures and transaction costs, net	3	—	—		3
Litigation settlements (recoveries), net	1	—	—		1
Other (income) expenses, net	3	—	—		3
Total Operating Costs and Expenses	1,194	—	(7)		1,187

Income (Loss) Before Income Taxes from Continuing Operations	(76)	—	7		(69)

Income tax expense (benefit) from Continuing Operations	15	—	—	(f)	15
Net Income (Loss) from Continuing Operations	(91)	—	7		(84)

Net Income (Loss) per Share:
Basic	$(0.62)				$(0.57)
Diluted	$(0.62)				$(0.57)

Weighted Average Shares Outstanding
Basic	155,095				155,095
Diluted	155,095				155,095

EXHIBIT 99.2
Conduent Incorporated
Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss)
For the Year Ended December 31, 2025

(in millions, except per share data. Shares in thousands)	Conduent Historical	Sale of Transit (Note b)	Transaction Adjustments	Notes	Unaudited Pro Forma
Revenue	$3,042	$(371)	$—		$2,671

Operating Costs and Expenses
Cost of services (excluding depreciation and amortization)	2,490	(298)	(6)	(d)	2,186
Selling, general and administrative (excluding depreciation and amortization)	412	(41)	(1)	(d)	370
Research and development (excluding depreciation and amortization)	4	—	—		4
Depreciation and amortization	194	(14)	—		180
Restructuring and related costs	35	—	—		35
Interest expense	48	—	(8)	(e)	40
Loss on extinguishment of debt	1	—	—		1
Goodwill impairment	—	—	—		—
(Gain) loss on divestitures and transaction costs, net	11	—	—		11
Litigation settlements (recoveries), net	(1)	—	—		(1)
Other (income) expenses, net	8	—	—		8
Total Operating Costs and Expenses	3,202	(353)	(15)		2,834

Income (Loss) Before Income Taxes	(160)	(18)	15		(163)

Income tax expense (benefit)	10	(5)	—	(f)	5
Net Income (Loss)	(170)	(13)	15		(168)

Net Income (Loss) per Share:
Basic	$(1.14)				$(1.13)
Diluted	$(1.14)				$(1.13)

Weighted Average Shares Outstanding
Basic	158,422				158,422
Diluted	158,422				158,422

EXHIBIT 99.2
Conduent Incorporated
Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss)
For the Year Ended December 31, 2024

(in millions, except per share data. Shares in thousands)	Conduent Historical	Sale of Transit (Note b)	Unaudited Pro Forma
Revenue	$3,356	$(341)	$3,015

Operating Costs and Expenses
Cost of services (excluding depreciation and amortization)	2,730	(291)	2,439
Selling, general and administrative (excluding depreciation and amortization)	455	(31)	424
Research and development (excluding depreciation and amortization)	6	—	6
Depreciation and amortization	204	(14)	190
Restructuring and related costs	46	—	46
Interest expense	75	(1)	74
Loss on extinguishment of debt	8	—	8
Goodwill impairment	28	—	28
(Gain) loss on divestitures and transaction costs, net	(696)	—	(696)
Litigation settlements (recoveries), net	9	—	9
Other (income) expenses, net	(13)	3	(10)
Total Operating Costs and Expenses	2,852	(334)	2,518

Income (Loss) Before Income Taxes	504	(7)	497

Income tax expense (benefit)	78	(3)	75
Net Income (Loss)	$426	$(4)	$422

Net Income (Loss) per Share:
Basic	$2.28		$2.26
Diluted	$2.23		$2.21

Weighted Average Shares Outstanding
Basic	182,513		182,513
Diluted	191,130		191,130

EXHIBIT 99.2
Conduent Incorporated
Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss)
For the Year Ended December 31, 2023

(in millions, except per share data. Shares in thousands)	Conduent Historical	Sale of Transit (Note b)	Unaudited Pro Forma
Revenue	$3,722	$(237)	$3,485

Operating Costs and Expenses
Cost of services (excluding depreciation and amortization)	2,888	(217)	2,671
Selling, general and administrative (excluding depreciation and amortization)	458	(24)	434
Research and development (excluding depreciation and amortization)	7	—	7
Depreciation and amortization	264	(13)	251
Restructuring and related costs	62	—	62
Interest expense	111	(2)	109
Goodwill impairment	287	—	287
(Gain) loss on divestitures and transaction costs, net	10	—	10
Litigation settlements (recoveries), net	(30)	—	(30)
Other (income) expenses, net	(3)	—	(3)
Total Operating Costs and Expenses	4,054	(256)	3,798

Income (Loss) Before Income Taxes	(332)	19	(313)

Income tax expense (benefit)	(36)	5	(31)
Net Income (Loss)	$(296)	$14	$(282)

Net Income (Loss) per Share:
Basic	$(1.41)		$(1.35)
Diluted	$(1.41)		$(1.35)

Weighted Average Shares Outstanding
Basic	216,779		216,779
Diluted	216,779		216,779

EXHIBIT 99.2
Conduent Incorporated
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
1. Basis of Presentation
The unaudited pro forma condensed consolidated financial statements give effect to the pro forma transaction accounting adjustments necessary to reflect the Transit Sale as if it had occurred as of January 1, 2026, in the unaudited pro forma condensed consolidated statement of income (loss) for the six months ended June 30, 2026, and on June 30, 2026 in the unaudited pro forma condensed consolidated balance sheet. The pro forma adjustments also reflect the Transit Sale as if it had occurred as of January 1, 2023 in the unaudited pro forma condensed consolidated statement of income (loss) for each of the years ended December 31, 2025, 2024 and 2023.
2. Pro Forma Adjustments
The unaudited pro forma condensed consolidated financial statements reflect the following adjustments:
(a)    Adjustment reflects components of the Transit Sale to calculate the pro forma cash adjustment, as follows:

(in millions)
Purchase price per Purchase Agreement	$164
Less: Purchase price holdback	10
Less: Special holdback	12
Less: Other closing adjustments	2
Total cash proceeds at closing	140
Less: Net cash proceeds used to pay down revolving credit facility	125
Pro forma cash adjustment	$15
(b)    Adjustments reflect the disposition of net assets and liabilities of the Business as of June 30, 2026, and the elimination of revenue, costs of services, selling, general and administrative, and other operating expenses of the Business.
(c)    Adjustment reflects after-tax gain of $11 million calculated as follows: $164 million representing the purchase price less (i) the net assets of the disposed Business of $115 million, including cash of $15 million, (ii) estimated direct transaction costs of $3 million, (iii) cumulative translation adjustment of $23 million, (iv) discount on the special holdback of $3 million, (v) other closing adjustments of $2 million and (vi) estimated income tax provision of $7 million. The balance sheet effects of the adjustment for transaction costs and income taxes are included in other current liabilities.
(d)    Adjustment reflects TSA fees included in cost of services and selling, general and administrative expenses of $3 million and $0 million for the six months ended June 30, 2026, and $6 million and $1 million for the year ended December 31, 2025, respectively. The TSA terms range from 6 to 12 months depending on the service. When the TSA terminates, we expect to eliminate the related costs. The balance sheet effects of the TSA are reflected in Other current assets.
(e)    Adjustments reflect the estimated reduction to interest expense related to the intended use of the estimated net proceeds from the Transit Sale for repayment of $125 million of the Company’s revolving credit facility as if such debt was repaid on January 1, 2026 for the six months ended June 30, 2026 and January 1 for the year ended December 31, 2025. For purposes of the pro forma interest expense adjustment, the weighted average interest rate of the revolving credit

EXHIBIT 99.2
facility was used to calculate the adjustment. The balance sheet effects of the adjustment are included in other current liabilities.
(f)    Adjustment represents the estimated income tax effects related to the pro forma adjustments tax effected at the applicable US effective rate, net of valuation allowances.